INDEX TO EXHIBITS

Exhibit Name                          Exhibit Number
- ------------                          --------------
Index to Exhibits (Electronic)        99.1
Subsidiaries of Registrant            22
Consent of Independent Accountants    24
Change in Company Control Agreement   10.23
Financial Data Schedule               27